UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/04/2012

THE PEP BOYS - MANNY MOE & JACK
(Exact name of registrant as specified in its charter)

Commission File Number:  001-03381

PA	23-0962915
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3111 West Allegheny Avenue, Philadelphia, PA 19132
(Address of principal executive offices, including zip code)

215-430-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On September 4, 2012, the Company announced the appointment of David Stern, 45, as its new Executive Vice President - Chief Financial Officer (principal financial officer), effective September 10, 2012.

Since 2009, Mr. Stern served as the Executive Vice President, Chief Administrative Officer and Cheif Financial Officer of A.C. Moore Arts and Crafts. From 2007 until 2009, Mr. Stern held roles at Coldwater Creek, including Vice President, Financial Planning and Analysis and Corporate Controller. From 2000 to 2007, Mr. Stern was the Chief Financial Officer of Petro Services. Mr. Stern began his career as an internal auditor and gained experience as a financial analyst, accounting manager and corporate controller at several other companies, including Delhaize America, before joining Petro Services.

Mr. Stern will (i) be paid a base salary of $400,000, (ii) be eligible to earn a target annual bonus, pursuant to the terms of the Company's Annual Incentive Bonus Plan, equal to 75% of his base salary upon the achievement of certain predetermined corporate objectives (a prorated portion of such bonus is guaranteed for fiscal 2012) and (iii) participate in the Company's other incentive and welfare and benefit plans made available to executives. As an inducement to join the Company, Mr. Stern will receive restricted stock units valued at $200,000.

        As an executive officer of the Company, Mr. Stern will enter into the Company's form of Change of Control and Non Competition Agreements.

        A copy of the Company's press release announcing Mr. Stern's appointment is attached to this Current Report as Exhibit 99.1.

(b) William E. Shull III, Executive Vice President - Stores, will cease his employment with the Company effective September 3, 2012.

Item 9.01.    Financial Statements and Exhibits

99.1 Press Release dated September 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEP BOYS - MANNY MOE & JACK

Date: September 04, 2012	By:	/s/ Brian D. Zuckerman
Brian D. Zuckerman
SVP - General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated September 4, 2012.